As filed with the Securities and Exchange Commission on October 30, 2015

Registration No. 333-181228

Registration No. 333-162845

Registration No. 333-142353

Registration No. 333-133546

Registration No. 333-124343

Registration No. 333-104803

Registration No. 333-102749

Registration No. 333-92399

Registration No. 333-54558

Registration No. 333-48733

Registration No. 333-36180

Registration No. 333-30327

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181228

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-162845

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-142353

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133546

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124343

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104803

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-102749

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92399

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-54558

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-48733

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-36180

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30327

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Con-way Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-1444798
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2211 Old Earhart Road, Suite 100 Ann Arbor, Michigan 48105

(Address and Zip Code of Principal Executive Offices)

Con-way Inc. 2012 Equity and Incentive Plan

Con-way Retirement Savings Plan

Con-way 401(k) Plan

Con-way Personal Savings Plan

Con-way Inc. Employee Stock Purchase Plan

Con-way Inc. Deferred Compensation Plan for Non-Employee Directors

Con-way Inc. 2006 Equity and Incentive Plan

CNF Inc. 2005 Deferred Compensation Plan for Executives

CNF Inc. 2005 Deferred Compensation Plan for Non-Employee Directors

CNF Inc. 1997 Equity and Incentive Plan

CNF Inc. 2003 Equity Incentive Plan for Non-Employee Directors

CNF Inc. Thrift and Stock Plan

CNF Inc. Employee Stock Purchase Plan

EWW Savings Plan

CNF Transportation Inc. Deferred Compensation Plan for Executives

CNF Transportation Inc. 1997 Equity and Incentive Plan

CNF Transportation Inc. Thrift and Stock Plan

CNF Transportation Inc. Amended and Restated Equity Incentive Plan for Non-Employee Directors

CNF Transportation Inc. Deferred Compensation Plan for Executives

CNF Transportation Inc. Deferred Compensation Plan for Directors

Gordon E. Devens

Senior Vice President, General Counsel and Secretary

XPO Logistics, Inc.

Five Greenwich Office Park

Greenwich, CT 06831

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copy To:

Adam O. Emmerich

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement on Form S-8 (File No. 333-181228) registering 7,637,432 shares of Con-way Inc. (the “Registrant”) common stock, par value $0.625 per share (the “Common Stock”), pursuant to the Con-way Inc. 2012 Equity and Incentive Plan.

Registration Statement on Form S-8 (File No. 333-162845) registering 9,000,000 shares of Common Stock pursuant to the Con-way Retirement Savings Plan, the Con-way 401(k) Plan, the Con-way Personal Savings Plan and the Con-way Inc. Employee Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-142353) registering 100,000 shares of Common Stock and 100,000 Stock Units pursuant to the Con-way Inc. Deferred Compensation Plan for Non-Employee Directors.

Registration Statement on Form S-8 (File No. 333-133546) registering 6,000,000 shares of Common Stock pursuant to the Con-way Inc. 2006 Equity and Incentive Plan.

Registration Statement on Form S-8 (File No. 333-124343) registering 200,000 shares of Common Stock, 200,000 Common Stock Units and $20,000,000 in Deferred Compensation Obligations pursuant to the CNF Inc. 2005 Deferred Compensation Plan for Executives and the CNF Inc. 2005 Deferred Compensation Plan for Non-Employee Directors.

Registration Statement on Form S-8 (File No. 333-104803) registering 3,800,000 shares of Common Stock pursuant to the CNF Inc. 1997 Equity and Incentive Plan and the CNF Inc. 2003 Equity Incentive Plan for Non-Employee Directors.

Registration Statement on Form S-8 (File No. 333-102749) registering 8,000,000 shares of Common Stock pursuant to the CNF Inc. Thrift and Stock Plan, the CNF Inc. Employee Stock Purchase Plan and the EWW Savings Plan.

Registration Statement on Form S-8 (File No. 333-92399) registering 8,000,000 shares of Common Stock pursuant to the CNF Transportation Inc. Thrift and Stock Plan, CNF Transportation Inc. Amended and Restated Equity Incentive Plan for Non-Employee Directors and EWW Savings Plan.

Registration Statement on Form S-8 (File No. 333-54558) registering 200,000 shares of Common Stock and 200,000 Common Stock Units pursuant to the CNF Transportation Inc. Deferred Compensation Plan for Executives.

Registration Statement on Form S-8 (File No. 333-48733) registering $20,000,000 of Deferred Compensation Obligations pursuant to the CNF Transportation Inc. Deferred Compensation Plan for Executives and Deferred Compensation Plan for Directors.

Registration Statement on Form S-8 (File No. 333-36180) registering 4,000,000 shares of Common Stock pursuant to the CNF Transportation Inc. 1997 Equity and Incentive Plan.

Registration Statement on Form S-8 (File No. 333-30327) registering 2,200,000 shares of Common Stock pursuant to the CNF Transportation Inc. 1997 Equity and Incentive Plan.

On September 9, 2015, the Registrant entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with XPO Logistics, Inc. (“XPO”) and Canada Merger Corp. (“Merger Subsidiary”). Pursuant to the Merger Agreement, XPO caused Merger Subsidiary to commence a cash tender offer for all of Con-way’s outstanding shares of common stock, par value $0.625 per share (the “Shares”), at a purchase price of $47.60 per Share (the “Offer”). On October 30, 2015, following the completion of the Offer, Merger Subsidiary merged with and into the Registrant with the Registrant surviving as a wholly owned subsidiary of XPO (the “Merger”).

In connection with the Merger, the Registrant is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, State of Connecticut, on October 30, 2015. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

CON-WAY INC.

By:	/s/ Gordon E. Devens
Name: Gordon E. Devens Title: Vice President and Secretary